Exhibit 99.1

ALAN B. MILLER

601 Lexington Avenue

New York, NY 10022

August 17, 2017

VIA ELECTRONIC MAIL

Mr. Raul Alarcon

Chairman of the Board

Spanish Broadcasting System, Inc.

7007 NW 77th Avenue

Miami, FL 33166

Re:	Board of Directors Spanish Broadcasting System, Inc.

Dear Raul,

I write to you in your capacity as Chairman of the Board of Directors of Spanish Broadcasting System Inc. to effectuate my resignation as a member of that Board, effective immediately.

Sincerely yours,

/s/ Alan B. Miller
Alan B. Miller
cc:

Mitchell Yelen (via email)
Anthony Villamil (via email)
Jason Shrinsky (via email)
Manuel Machado (via email)
Joseph Garcia (via email)
Richard Lara (via email)
Pedro Jimenez (via email)
Stephen Goldstein (via email)
Gary Stone (via email)

From: Alan Miller [mailto: millerab37@gmail.com]

Sent: Thursday, August 17, 2017 4: 32 PM

To: Raul Alarcon Jr. (Corporate); Joseph A. Garcia (Corporate); Tony Villamil; Jason Shrinsky; Manuel Machado; Richard D. Lara (Corporate); Pedro Jimenez; Goldstein, Stephen; Gary Stone

Subject: Spanish Broadcasting System, Inc.

Dear Raul, I have decided to resign from the Board of Directors of SBS because my advice to SBS on the restructuring of its capital structure has been rejected. Please find my resignation letter attached to this email. Alan